Exhibit 10.34

AGREEMENT TO SEPARATION AGREEMENT AND RELEASE TERMS

1. Carol Barnhart (the “Employee’s Spouse”) and GoAmerica, Inc. (the “Company”) hereby acknowledge that Don Barnhart’s (“Employee”) employment with the Company was scheduled to terminate on November 15, 2008 (“Employee Last Day”) according to the terms of a mutually agreed to Separation Agreement and General Release (in the form attached hereto as Exhibit A, the “Separation Agreement”), however Employee passed away prior to execution of the Agreement and prior to the Employee Last Day.

2. In order to acknowledge and confirm the terms of the separation compensation to be paid to Employee’s Spouse and for the provision of a general release, as was contemplated under the Separation Agreement, the parties agree to the terms of herein.

3. Employee’s Spouse acknowledges that she is the authorized representative of Employee’s estate, as executor, beneficiary and otherwise, and is authorized to enter into the terms herein, including the general release.

4. Pursuant to the terms of Employee’s stock option agreements with the Company, Employee Spouse will have ninety (90) days from November 10, 2008, in which to exercise any or all of those options.

5. In reliance on the terms herein, the Company agrees to provide Employee’s Spouse, as authorized beneficiary and executor of Employee’s estate, the compensation set forth in Section 5 of the Separation Agreement, including salary continuation in the gross amount of fifteen thousand four hundred sixteen dollars and sixty-seven cents ($15,416.67) per month, less legally required withholdings, payable on the Company’s normal paydays for the period beginning November 16, 2008 and continuing through November 15, 2009, and payment of the health insurance premiums for Employee’s Spouse and covered dependents for the period from December 2008 through November 2009 provided timely election to continue such coverage under COBRA has been made. “The Company also agrees to provide Employee’s Spouse (and all intended beneficiaries) with all of the protections afforded pursuant to the terms of Indemnification attached as Exhibit B to the Separation Agreement.”

6. In exchange for the consideration provided to Employee’s Spouse described herein, Employee’s Spouse agrees to the terms of the general release of claims and confidentiality included in sections 6 through 10 of the Separation Agreement, which shall be applicable to Employee’s Spouse, Employee’s Estate and Employee’s beneficiaries, as a release of claims against the Company, and such sections 6 through 10 of the Separation Agreement are incorporated herein so that the terms thereof are applicable to Employee’s Spouse., Employee’s Estate, and Employee’s beneficiaries, to the extent they were intended to be applicable to Employee under the Separation Agreement.

Dated:
CAROL BARNHART, “Employee’s Spouse”

Dated:
GoAmerica, Inc.

Exhibit A

SEPARATION AGREEMENT AND GENERAL RELEASE

Don Barnhart (the “Employee”) and GoAmerica, Inc. (the “Company”) hereby agree to terminate their employment relationship on the following basis:

1. Employee’s employment with the Company was initially scheduled to terminate in September 2008 due to layoff resulting from a corporate restructuring. In lieu of this layoff date, the Company and Employee have mutually agreed to postpone Employee’s layoff until November 15, 2008.

2. Employee represents and agrees that he has received all compensation owed to him by the Company through his layoff date, including any and all wages, bonuses, commissions, overtime, earned but unused vacation, stock, stock options, reimbursable business expenses, and any other payments, benefits, or other compensation of any kind to which he/she was entitled from the Company.

3. As a result of the above agreement to postpone Employee’s layoff date, Employee understands that all stock option vesting will now cease effective with his termination on November 15, 2008, unless the parties enter into a consulting or other arrangement providing for the continued vesting and/or exercisability of the options. Pursuant to the terms of Employee’s stock option agreements with the Company, Employee will then have ninety (90) days from his date of termination in which to exercise any or all of those options. The Company agrees to indemnify Employee, in his past capacity as an executive officer of the Company, according to the terms of Indemnification attached in Exhibit B hereto.

4. Employee represents to the Company that he is signing this Separation Agreement and General Release voluntarily and with a full understanding of and agreement with its terms for the purpose of receiving additional consideration from the Company beyond that which is owed to him.

5. In reliance on the Employee’s promises, representations, and releases in this Agreement, eight (8) days after the Company’s receipt of this executed Separation Agreement and General Release and provided the Employee does not revoke this Agreement pursuant to Paragraph 8, the Company will provide Employee with salary continuation in the gross amount of fifteen thousand four hundred sixteen dollars and sixty-seven cents ($15,416.67) per month, less legally required withholdings, payable on the Company’s normal paydays for the period beginning November 16, 2008 and continuing through November 15, 2009. The Company will also pay the health insurance premiums for Employee and his currently covered dependents for the period from December 2008 through November 2009 provided Employee makes a timely election to continue such coverage for himself and his dependents under COBRA.

6. In exchange for the consideration provided to Employee as set forth above, Employee agrees to waive and release all claims, known and unknown, which he has or might otherwise have had against the Company, on behalf of itself and its parent, subsidiaries, and related entities, past and present officers, directors, shareholders, executives, managers, supervisors, agents, employees and successors (hereinafter collectively referred to as “the Released Parties”) arising at anytime prior to the date he signs this Agreement, including but not limited to all claims regarding any aspect of his employment, compensation, the termination of his employment with the Company, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990,

Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Acts, the WARN Act, the New Jersey Fair Employment and Housing Act, New Jersey anti-discrimination statutes, labor laws, and wage and hours laws, the Unruh Civil Rights Act, New Jersey Labor Code; the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., and any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date Employee signs this Agreement.

7. It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Employee further expressly waives any and all rights he may have under any other statute or common law principle of any other state which is of similar force and effect as California Civil Code section 1542. Thus, for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Employee does not know or suspect to exist in his/her favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

8. Employee agrees to withdraw with prejudice all complaints or charges, if any, he has filed against any of the Released Parties with any federal or state court, agency, or other tribunal. Employee agrees that he/she will never file any lawsuit, complaint, or charge against any of the Released Parties based on the claims released in this Separation Agreement and General Release.

9. The release in this Agreement includes, but is not limited to, claims arising under federal, state or local law for age, race, sex or other forms of employment discrimination and retaliation. In accordance with the Older Workers Benefit Protection Act, Employee acknowledges and agrees that:

(a) Employee has read and understands this Agreement in its entirety;

(b) Employee has been advised by this writing to consult with an attorney concerning this Agreement before signing it;

(c) Employee has forty-five (45) calendar days after receipt of this Agreement to consider its terms before signing it;

(d) Employee has the right to revoke this Agreement in full within seven (7) calendar days of signing it by notifying Michael Pendergast, the Company’s General Counsel, in writing of such revocation, and none of the terms and provisions of this Agreement shall become effective or be enforceable until such revocation period has expired;

(e) The Company has provided Employee with information in writing (see Exhibit “A” attached hereto) describing (1) the eligibility factors for receipt of benefits, (2) the group of employees, including the job title and age of each, eligible to receive benefits, (3) the ages of all individuals in the same job classification or organizational unit who are not eligible to receive benefits, and (4) any time limit applicable to the availability of such benefits;

(f) Nothing contained in this Agreement waives any claim that may arise after the date of its execution; and

(g) Employee executes this Agreement knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration.

10. Unless otherwise required by law, Employee agrees that he will keep this Agreement completely confidential and will not disclose to any person that (a) this Agreement exists, (b) the consideration provided pursuant to this Agreement, or (c) any term or condition of this Agreement, other than the fact that Employee’s employment with the Company ended due to layoff; provided, however, that this provision shall not preclude Employee from making such disclosures (1) as are necessary to comply with a valid subpoena or court order, (2) to his/her attorneys, accountants, or tax preparers as necessary for them to comply with law or generally accepted accounting principles, or (3) to his/her immediate family members, provided that all individuals referenced above in subparagraphs (2) and (3) above must first be informed of this confidentiality provision and agree to be bound thereby. If asked about Employee’s departure from the Company, Employee shall state only that he/she was laid off as a result of a corporate restructuring and that he/she and the Company parted amicably.

11. Employee agrees not to disparage the Company, its officers, directors, employees, shareholders and agents), in any manner likely to be harmful to them or their business, business reputation or personal reputation. The Company, its directors and officers agree not to disparage the Employee in any manner likely to be harmful to them or their business, business reputation or personal reputation.

12. This Separation Agreement and General Release shall not be construed against any party merely because that party drafted or revised the provision in question, and it shall not be construed as an admission by the Released Parties of any improper, wrongful, or unlawful actions, or any other wrongdoing against Employee, and the Released Parties specifically disclaim any liability to or wrongful acts against Employee.

13. Employee acknowledges that the Released Parties have made no promises to him/her other than those set forth herein in this Separation Agreement and General Release. Employee further acknowledges and agrees that he/she is not entitled to receive, and will not claim, any right, benefit, compensation, or relief other than what is expressly set forth herein in this Separation Agreement and General Release. This Agreement may be modified only by written agreement signed by both parties.

14. In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

15. This Separation Agreement and General Release, along with the Employee’s Confidentiality/Proprietary Information Agreement, contains the entire agreement between the parties regarding the subject matter hereof, and supersedes any and all prior and contemporaneous oral and written agreements.

Dated:
Employee Signature
DON BARNHART

Dated:
GoAmerica, Inc.

EXHIBIT A

Supplemental Older Workers Benefit Protection Act Notice

The following supplemental information is provided to employees age 40 or older pursuant to the federal Older Workers Benefit Protection Act:

A. The class, unit, or group of employees covered by this reduction in force consists of the following management/administration.

B. The eligibility factors for this reduction in force are as follows: The Company considered all appropriate facts and circumstances in making the decision to reorganize and reduce its workforce, including the Company’s current and future business plans and needs and personnel levels needed to perform necessary work.

C. The time limits for this reduction in force are as follows: The reduction is expected to be carried out on                     , 2008.

D. The job titles and ages for all employees selected for layoff are as follows:

Title	Age

E. The ages of the employees in your same job classification or organizational unit who were not selected for layoff are as follows:                     .

[updated schedule to be provided after termination date for execution copy]

Exhibit B

TERMS OF INDEMNIFICATION

(referred to herein as “AGREEMENT”)

1. Indemnification.

(a) Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than thirty (30) days after written demand by Indemnitee therefor is presented to the Company.

(b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or By-laws as now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel (as defined in Section 10(d) hereof) selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than five days after written demand by Indemnitee therefor to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at:

GoAmerica, Inc.

773 San Marin Drive

Suite 2210

Novato, CA 94945

or such other address as the Company shall designate in writing to Indemnitee. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in such policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e) Assumption of Defense; Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any action, suit, proceeding, inquiry or investigation, the Company, if appropriate, shall be entitled to assume the defense of such action, suit, proceeding, inquiry or investigation with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit, proceeding, inquiry or investigation; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such action, suit, proceeding, inquiry or investigation at Indemnitee’s expense and (ii) Indemnitee shall have the right to employ Indemnitee’s counsel in any such action, suit, proceeding, inquiry or investigation at the Company’s expense if (A) the employment of counsel by Indemnitee has been previously authorized by the Company or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense. Notwithstanding the foregoing, in the event the Company shall not continue to retain such counsel to defend such action, suit, proceeding, inquiry or investigation, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s By-laws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of shareholders or disinterested directors, the General Business Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any action, suit, proceeding, inquiry or investigation made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, By-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses in the investigation, defense, appeal or settlement of any civil or criminal action, suit, proceeding, inquiry or investigation, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law.

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e) For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f) For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action the court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement Expenses with respect to such action, unless as a part of such action the court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

16. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

17. Amendment and Termination. No amendment, modification, termination or cancellation of the terms of Indemnification shall be effective unless it is in writing signed by both the parties hereto.

18. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

19. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

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